UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2005

SCPIE HOLDINGS INC.

(Exact name of Registrant as Specified in its Charter)

DELAWARE	1-12449	95-4557980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1888 Century Park East

Los Angeles, California 90067

(Address of Principal Executive Offices)

(310) 551-5900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 20.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

SCPIE Management Company (“SMC”), a wholly owned subsidiary of SCPIE Holdings Inc. (the “Company”), entered into an Amended and Restated Employment Agreement effective as of January 2, 2006, with Donald J. Zuk, President and Chief Executive Officer of SMC and the Company and a member of the Company’s Board of Directors. Under the amendment, the employment term under a prior agreement dated as of January 3, 2005, is extended for a period of one year, from December 31, 2009 to December 31, 2010. The amendment also provides for the payment of certain termination benefits in a lump sum to Mr. Zuk, rather than giving Mr. Zuk the option to receive such benefits in installments as under the agreement now in effect. The performance of SMC under the Amended and Restated Employment Agreement is guaranteed by the Company.

On December 8, 2005, the Company entered into a Deferred Compensation Agreement with Mr. Zuk, under which Mr. Zuk will receive three annual payments of $43,600 at such time as he has a separation of service from the Company. The purpose of the agreement is to provide an additional retirement benefit to Mr. Zuk in the specified amount. The performance of SMC under this agreement is guaranteed by the Company.

On December 8, 2005, the Company entered into a one year extension to the employment arrangement with Donald P. Newell, the Company’s Senior Vice President and General Counsel and a member of its Board of Directors. Pursuant to the amendment to his employment arrangement, Mr. Newell will receive deferred compensation for the 12-month term of his employment arrangement commencing January 1, 2006 at a monthly rate of $16,667. Such monthly deferred amount will bear interest at a rate of 9% per annum, compounded quarterly, until paid. The deferred compensation, together with accrued interest, shall be maintained as an unfunded general liability of SMC. Such deferred compensation will be paid pursuant to a Deferred Compensation Agreement dated as of December 8, 2005, between SMC and Mr. Newell. The Deferred Compensation Agreement provides that such deferred compensation will be paid to Mr. Newell in substantially equal monthly installments beginning on January 31, 2007 and ending on December 31, 2008. The performance of SMC under the Deferred Compensation Agreement is guaranteed by the Company. Under the amended arrangement, Mr. Newell will also receive during 2006 an annual base salary of $175,000.

The foregoing descriptions are summaries only, are not necessarily complete, and are qualified by the full text of the underlying contracts, each of which is filed as an exhibit to this Current Report on Form 8-K.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits.

99.1	Amended and Restated Employment Agreement effective as of January 2, 2006, between Donald J. Zuk and SCPIE Management Company and Guaranty by SCPIE Holdings Inc. dated as of January 2, 2006.

99.2	Deferred Compensation Agreement dated as of December 8, 2005, between Donald J. Zuk and SCPIE Management Company and Guaranty by SCPIE Holdings Inc. dated as of December 8, 2005.

99.3	Deferred Compensation Agreement dated as of December 8, 2005, between Donald P. Newell and SCPIE Management Company and Guaranty by SCPIE Holdings Inc. dated as of December 8, 2005.

99.4	Amendment to Employment Arrangement dated as of December 8, 2005, between Donald P. Newell and SCPIE Holdings Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCPIE HOLDINGS INC.

Date: December 9, 2005

	By:	/s/ JOSEPH P. HENKES
Joseph P. Henkes Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Amended and Restated Employment Agreement effective as of January 2, 2006, between Donald J. Zuk and SCPIE Management Company and Guaranty by SCPIE Holdings Inc. dated as of January 2, 2006.

99.2	Deferred Compensation Agreement dated as of December 8, 2005, between Donald J. Zuk and SCPIE Management Company and Guaranty by SCPIE Holdings Inc. dated as of December 8, 2005.

99.3	Deferred Compensation Agreement dated as of December 8, 2005, between Donald P. Newell and SCPIE Management Company and Guaranty by SCPIE Holdings Inc. dated as of December 8, 2005.

99.4	Amendment to Employment Arrangement dated as of December 8, 2005, between Donald P. Newell and SCPIE Holdings Inc.